Exhibit 99.1

UNITY Biotechnology, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results

and Business Updates

SOUTH SAN FRANCISCO, Calif., March 7, 2025 (GLOBE NEWSWIRE) -- UNITY Biotechnology, Inc. (UNITY) [NASDAQ:UBX], a biotechnology company developing therapeutics to slow, halt, or reverse diseases of aging, today reported financial results for the fourth quarter and full year ended December 31, 2024.

“We expect to receive 24-week topline data from our Phase 2b ASPIRE study in diabetic macular edema (DME) in this quarter,” said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. “DME remains a significant unmet need, and we believe UBX1325 (foselutoclax) has the potential to provide a differentiated treatment option for patients who continue to experience vision loss despite current standard-of-care therapies. With its novel mechanism of action and durable therapeutic profile, UBX1325 could offer meaningful advantages over existing anti-VEGF treatments. The 24-week data as well as the 36-week data will be instrumental in shaping our plans for a potential pivotal trial and advancing our program.”

UBX1325 (foselutoclax) is designed as a novel and durable therapeutic option in DME that acts via a senolytic mechanism of action, with the potential to address shortcomings of the current standard of care, such as high treatment burden and sub-optimal response to treatment.

UNITY anticipates receiving topline 24-week primary endpoint data in the first quarter of 2025 and 36-week data in the second quarter of 2025. The Phase 2b ASPIRE study in DME is a multi-center, randomized, double-masked, active-controlled study designed to evaluate the safety and efficacy of UBX1325 in a head-to-head comparison to aflibercept. More information about ASPIRE (NCT06011798) can be found here.

Fourth Quarter and Full Year Financial Results

Cash, cash equivalents and marketable securities totaled $23.2 million as of December 31, 2024 compared with $43.2 million as of December 31, 2023. UNITY believes that current cash, cash equivalents and marketable securities are sufficient to fund operations into the fourth quarter of 2025.

Net loss for the twelve months ended December 31, 2024 was $26.0 million compared to $39.9 million for the twelve months ended December 31, 2023. Cash used in operations during the year ended December 31, 2024 was $20.9 million compared to $37.1 million for the twelve months ended December 31, 2023. Total net loss for the fourth quarter of 2024 was $8.4 million compared to $4.3 million for the fourth quarter of 2023. Cash used in operations during the fourth quarter of 2024 was $5.9 million compared to $6.7 million for the fourth quarter of 2023.

Research and development expenses decreased by $7.1 million, to $13.0 million for the year ended December 31, 2024 from $20.1 million for the year ended December 31, 2023. The decrease was primarily due to decreases of $3.5 million in personnel costs due to our reduced headcount and the reduction in force, $2.7 million in direct research and development expenses mainly due to the completion of our UBX1325 BEHOLD and ENVISION studies, and $0.9 million in facilities-related costs primarily due to the sublease of our East Grand facility. Research and development expenses decreased by $0.2 million, to $3.1 million for the fourth quarter of 2024 from $3.3 million for the fourth quarter of 2023. The decrease was due to decreases of $0.5 million in personnel-related costs due to reduced headcount, partially offset by a increase of $0.3 million in direct research and development expenses primarily due to the ongoing UBX1325 ASPIRE study.

General and administrative expenses decreased by $3.5 million, to $15.5 million for the year ended December 31, 2024 from $19.0 million for the year ended December 31, 2023. The decrease was primarily due to decreases of $2.5 million in personnel costs due to our reduced headcount and reduction in force, $0.4 million in professional fees, and $0.6 million in facilities-related costs primarily due to the sublease of our East Grand facility. General and administrative expenses decreased by $0.1 million, to $4.3 million for the fourth quarter of 2024 from $4.4 million for the fourth quarter of 2023. The decrease was primarily due to decreases of $0.2 million in personnel-related costs due to lower headcount, partially offset by increases of $0.1 million in professional and consulting fees.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, the potential for UNITY to successfully commence and complete clinical studies of UBX1325 for DME, AMD, and other ophthalmologic diseases, the expected timing of enrollment and results of the clinical trials in UBX1325, and UNITY’s expectations regarding the sufficiency of its cash runway. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including risks related to delay or disruption in the enrollment of patients in clinical trials, risks relating to the uncertainties inherent in the drug development process, and risks relating to UNITY’s understanding of senescence biology. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see UNITY’s most recent Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 7, 2025, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Unity Biotechnology, Inc.

Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited)
Operating expenses:
Research and development	$3,035	$3,271	$13,006	$20,099
General and administrative	4,251	4,406	15,460	18,966
Impairment of long-lived assets	2,705	—	2,705	5,602
Total operating expenses	9,991	7,677	31,171	44,667
Loss from operations	(9,991)	(7,677)	(31,171)	(44,667)
Interest income	309	525	1,733	2,874
Interest expense	—	—	—	(2,452)
Gain on warrant liability	1,306	3,932	3,713	6,215
Other expense, net	(64)	(1,119)	(265)	(1,830)
Net loss	(8,440)	(4,339)	(25,990)	(39,860)
Other comprehensive gain (loss)
Unrealized gain (loss) on marketable debt securities	(24)	31	39	227
Comprehensive loss	$(8,464)	$(4,308)	$(25,951)	$(39,633)
Net loss per share, basic and diluted	$(0.50)	$(0.28)	$(1.54)	$(2.70)
Weighted-average number of shares used in computing net loss per share, basic and diluted	16,857,810	15,743,772	16,827,038	14,773,612

Unity Biotechnology, Inc.

Condensed Balance Sheets

(In thousands)

	December 31,	December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$7,580	$19,803
Short-term marketable securities	15,650	23,398
Prepaid expenses and other current assets	1,037	3,404
Total current assets	24,267	46,605
Property and equipment, net	3,456	5,082
Operating lease right-of-use assets	8,900	12,981
Long-term restricted cash	896	896
Other long-term assets	143	126
Total assets	$37,662	$65,690
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$997	$1,380
Accrued compensation	2,096	1,841
Accrued and other current liabilities	6,167	4,619
Total current liabilities	9,260	7,840
Operating lease liability, net of current portion	19,709	23,539
Warrant liability	2,199	5,913
Total liabilities	31,168	37,292
Commitments and contingencies
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	516,820	512,773
Accumulated other comprehensive gain	15	(24)
Accumulated deficit	(510,343)	(484,353)
Total stockholders’ equity	6,494	28,398
Total liabilities and stockholders’ equity	$37,662	$65,690

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